Exhibit 99.1

LANDS' END ANNOUNCES THIRD QUARTER FISCAL 2019 RESULTS

Raises Full Year Net Income and EPS Guidance
U.S eCommerce Revenue Increases 7.4%
Comparable Sales for U.S. Company Operated Stores Rises 8.3%
Continues to Execute Strategic Initiatives to Deliver Long-Term Revenue and EBITDA Growth

DODGEVILLE, Wis., December 3, 2019 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the Third Quarter ended November 1, 2019.

•
Net revenue for the third quarter decreased 0.5% to $340.0 million as compared to the same period last year reflecting 89 fewer Lands’ End Shops at Sears, which resulted in a net revenue decline from Sears operations of $17.0 million. Excluding the impact from Sears operations, revenue would have increased by 4.7%.

◦	U.S. eCommerce revenue growth of 7.4% was driven by greater demand for key items and a high single digit increase in new customer acquisitions.

◦	Same store sales for U.S. Company Operated stores increased by 8.3%.

•	Gross margin increased to 45.3% as compared to 44.2% in the third quarter last year primarily due to a more disciplined promotional strategy.

•	Selling and administrative expenses were 39.8% of total net revenue compared to 39.6% in the third quarter last year.

•	Net income was $3.6 million, or $0.11 earnings per diluted share, as compared to $3.3 million, or $0.10 earnings per diluted share, in the third quarter of fiscal 2018.

•	Adjusted EBITDA(1) was $18.8 million compared to $15.7 million in the third quarter of fiscal 2018.

•
The American Airlines uniform launch commenced in November with approximately $20.0 million already shipped in the fourth quarter, in line with the expectation that the majority of the $40.0 million to $50.0 million launch would ship in the fourth quarter of fiscal 2019.

Jerome S. Griffith, Chief Executive Officer and President, stated, “We were pleased to have delivered strong financial results for the third quarter as gross margin expansion and expense management enabled us to achieve Adjusted EBITDA(1) growth of approximately 20%. While sales were burdened by unseasonably warm temperatures, our transitional product resonated with customers and sales trends improved as the colder weather arrived. Our U.S. Company Operated stores continued to deliver strong comparable sales growth, with our 2018 openings comping above expectations. Looking ahead, our growth strategies remain centered on delivering product with a purpose, operating as a digitally-led company, executing a uni-channel strategy and improving business processes and infrastructure. Overall, we are pleased with our progress and remain on track to achieve our long-term financial targets.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $15.9 million as of November 1, 2019, compared to $105.9 million as of November 2, 2018. Net cash used in operations was $125.0 million for the 39 weeks ended November 1, 2019, compared to net cash used in operations of $52.2 million for the same period last year.

Inventory was $499.9 million as of November 1, 2019, and $432.0 million as of November 2, 2018. This increase was primarily driven by receipts supporting the fourth quarter American Airlines launch and accelerated shipments prior to the implementation of tariffs.

As of November 1, 2019, the Company had $80.0 million of borrowings and $82.5 million of availability under its asset-based senior secured credit facility. Additionally, the Company had $379.6 million of Long-term debt, net, compared to Long-term debt, net, of $483.4 million as of November 2, 2018.

Fiscal 2019 Outlook

Jim Gooch, Chief Operating Officer and Chief Financial Officer, stated, “Our third quarter results reflect continued progress across our strategic initiatives. Based on our year-to-date performance and outlook for the fourth quarter, we are raising our full year Net income and EPS outlook.”

For the fourth quarter of fiscal 2019 the Company expects:

•	Net revenue to be between $545.0 million and $555.0 million.

•	Net income to be between $24.0 million and $27.0 million, and diluted earnings per share to be between $0.74 and $0.83.

•	Adjusted EBITDA(1) in the range of $46.0 million to $50.0 million.

For fiscal 2019 the Company now expects:

•	Net revenue to be between $1.45 billion and $1.46 billion.

•	Net income to be between $18.0 million and $21.0 million, and diluted earnings per share to be between $0.55 and $0.64.

•	Adjusted EBITDA(1) in the range of $75.0 million to $79.0 million.

•	Capital Expenditures of approximately $40.0 million.

Conference Call

The Company will host a conference call on December 3, 2019, at 8:30 a.m. ET to review its third quarter fiscal 2019 financial results. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ:LE) is a leading uni-channel retailer of casual clothing, accessories, footwear and home products. We offer products online at www.landsend.com, on third party online marketplaces and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations with respect to Net revenue, Net income, earnings per share and Adjusted EBITDA for the fourth quarter of fiscal 2019 and Net revenue, Net income, earnings per share, Adjusted EBITDA and Capital Expenditures for the full year of fiscal 2019; expectations as to and assessment of progress toward achieving its long-term financial targets; expectations as to the amount and timing of revenue associated with the American Airlines launch; and the continued progress and results of the execution of our strategic growth initiatives of focusing on our product, operating as a digitally-led company, executing our uni-channel distribution strategy and improving our business processes and infrastructure. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; our results may be materially impacted if tariffs on imports from China increase and we are unable to offset the increased costs from current or future tariffs through pricing negotiations with our vendor base, moving production out of China, passing through a portion of the cost increases to the customer, or other savings opportunities; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our retail store strategy may be unsuccessful and we may be unable to open retail stores in locations and on terms that are acceptable to us; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation or its successor sells or disposes of its retail stores, including as part of the Chapter 11 proceedings instituted by Sears Holdings Corporation on October 15, 2018 or pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries or their successors to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 1, 2019, and Quarterly Reports on Form 10-Q. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	November 1, 2019	November 2, 2018	February 1, 2019*
ASSETS
Current assets
Cash and cash equivalents	$15,859	$105,933	$193,405
Restricted cash	1,830	2,069	1,948
Accounts receivable, net	38,125	41,496	34,549
Inventories, net	499,855	431,950	321,905
Prepaid expenses and other current assets	47,538	49,001	36,574
Total current assets	603,207	630,449	588,381
Property and equipment, net	155,051	145,808	149,894
Operating lease right-of-use asset	31,380	—	—
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	5,204	5,461	5,636
TOTAL ASSETS	$1,161,842	$1,148,718	$1,110,911
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current borrowings and short-term debt	$85,150	$5,150	$5,150
Accounts payable	174,312	179,036	123,827
Lease liability - current	6,344	—	—
Other current liabilities	103,396	111,217	112,274
Total current liabilities	369,202	295,403	241,251
Long-term debt, net	379,606	483,401	482,453
Lease liability - long-term	30,971	—	—
Long-term deferred tax liabilities	56,109	58,462	58,670
Other liabilities	5,469	7,246	5,826
TOTAL LIABILITIES	841,357	844,512	788,200
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,372,693, 32,211,641 and 32,220,080, respectively	324	320	320
Additional paid-in capital	358,648	351,064	352,733
Accumulated deficit	(25,126)	(33,371)	(17,159)
Accumulated other comprehensive loss	(13,361)	(13,807)	(13,183)
Total stockholders’ equity	320,485	304,206	322,711
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,161,842	$1,148,718	$1,110,911

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2019.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	November 1, 2019	November 2, 2018	November 1, 2019	November 2, 2018
Net revenue	$340,023	$341,570	$900,723	$949,340
Cost of sales (excluding depreciation and amortization)	185,848	190,608	497,589	528,587
Gross profit	154,175	150,962	403,134	420,753

Selling and administrative	135,417	135,274	374,521	388,315
Depreciation and amortization	8,076	7,361	23,101	20,420
Other operating (income) expense, net	(225)	(158)	(99)	132
Operating income	10,907	8,485	5,611	11,886
Interest expense	6,121	7,303	20,190	21,216
Other (income) expense, net	(166)	1,866	(1,640)	5,317
Income (loss) before income taxes	4,952	(684)	(12,939)	(14,647)
Income tax expense (benefit)	1,346	(3,978)	(6,713)	(10,026)
NET INCOME (LOSS)	$3,606	$3,294	$(6,226)	$(4,621)
NET INCOME (LOSS) PER COMMON SHARE
Basic:	$0.11	$0.10	$(0.19)	$(0.14)
Diluted:	$0.11	$0.10	$(0.19)	$(0.14)

Basic weighted average common shares outstanding	32,371	32,211	32,333	32,182
Diluted weighted average common shares outstanding	32,398	32,314	32,333	32,182

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for the following items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation, including impairments, to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				39 Weeks Ended
	November 1, 2019		November 2, 2018		November 1, 2019		November 2, 2018
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET INCOME (LOSS)	$3,606	1.1%	$3,294	1.0%	$(6,226)	(0.7)%	$(4,621)	(0.5)%
Income tax expense (benefit)	1,346	0.4%	(3,978)	(1.2)%	(6,713)	(0.7)%	(10,026)	(1.1)%
Other (income) expense, net	(166)	0.0%	1,866	0.5%	(1,640)	(0.2)%	5,317	0.6%
Interest expense	6,121	1.8%	7,303	2.1%	20,190	2.2%	21,216	2.2%
Operating income	10,907	3.2%	8,485	2.5%	5,611	0.6%	11,886	1.3%
Depreciation and amortization	8,076	2.4%	7,361	2.2%	23,101	2.6%	20,420	2.2%
Other operating (income) expense	(206)	(0.1)%	4	—%	—	—%	10	—%
(Gain) loss on property and equipment	(19)	—%	(162)	—%	(99)	—%	121	—%
Adjusted EBITDA (1)	$18,758	5.5%	$15,688	4.6%	$28,613	3.2%	$32,437	3.4%

Fiscal 2019 Guidance	13 Weeks Ended			52 Weeks Ended
(in millions)	January 31, 2020			January 31, 2020
Net (loss) income	$24.0	-	$27.0	$18.0	-	$21.0
Depreciation, interest, other income, taxes and other adjustments	22.0	-	23.0	57.0	-	58.0
Adjusted EBITDA (1)	$46.0	-	$50.0	$75.0	-	$79.0

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	39 Weeks Ended
(in thousands)	November 1, 2019	November 2, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,226)	$(4,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,101	20,420
Gain (loss) on property and equipment	(99)	121
Amortization of debt issuance costs	1,293	1,394
Stock-based compensation	6,632	4,432
Noncash lease impacts	1,837	—
Deferred income taxes	(1,899)	180
Change in operating assets and liabilities:
Inventories	(178,016)	(103,177)
Accounts payable	50,173	26,742
Other operating assets	(14,755)	(2,864)
Other operating liabilities	(6,992)	5,125
Net cash used in operating activities	(124,951)	(52,248)
CASH FLOWS FROM INVESTING ACTIVITIES
Sales of property and equipment	—	127
Purchases of property and equipment	(28,487)	(33,160)
Net cash used in investing activities	(28,487)	(33,033)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing under ABL Facility	95,000	—
Payments of borrowings under ABL Facility	(15,000)	—
Payments of term-loan	(103,863)	(3,865)
Payments of employee withholding taxes on share-based compensation	(713)	(543)
Net cash used in financing activities	(24,576)	(4,408)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	350	(246)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(177,664)	(89,935)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	195,353	197,937
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$17,689	$108,002
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$5,494	$4,707
Income taxes paid, net of refunds	$3,225	$1,420
Interest paid	$18,455	$19,792

Net revenue is presented by product channel in the following tables for the 13 Weeks Ended and 39 Weeks Ended November 1, 2019, and November 2, 2018.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 1, 2019	November 2, 2018	November 1, 2019	November 2, 2018
eCommerce	$242,328	$231,517	$669,880	$634,082
Outfitters	83,342	82,261	191,877	229,671
Retail	14,353	27,792	38,966	85,587
Total net revenue	$340,023	$341,570	$900,723	$949,340